THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER FEDERAL OR STATE SECURITIES OR BLUE SKY LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION THEREFROM. NO OFFER, SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION (COLLECTIVELY, A "DISPOSAL") OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE OR THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF MAY BE MADE UNLESS (I) REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR (II) XCL LTD. RECEIVES A WRITTEN OPINION OF UNITED STATES LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT TO THE EFFECT THAT SUCH DISPOSAL IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.


                       WARRANTS TO PURCHASE
                      COMMON STOCK OF XCL LTD.

                 Initial Issuance on April 10, 1997
        Void after 5:00 p.m. New York Time, April 9, 2002

                                               No. _______

             THIS CERTIFIES THAT, for value received, _____________________________, or registered assigns (the
"Holder") (whose Tax Identification Number is N/A) is the registered holder of warrants (the "Warrants") to purchase from XCL LTD., a Delaware corporation (the "Company"), at any time or from time to time beginning on April 10, 1998 and until 5:00 p.m., New York time, on April 9, 2002 (the "Expiration Date"), subject to the conditions set forth herein, at the initial exercise price of U.S. $0.01 per share (the "Initial Exercise Price"), subject to adjustment as set forth herein (the "Exercise Price"), up to an aggregate of _____________________________
(_________) fully paid and non-assessable shares (the "Shares"), par value $.01 per share (the "Common Stock"), of the Company upon surrender of this certificate (the "Certificate") and payment of the Exercise Price multiplied by the number of Shares in respect of which Warrants are then being exercised (the "Purchase Price") at the principal office of the Company presently located at 110 Rue Jean Lafitte, Lafayette, LA 70508. (If, upon exercise of any of the warrants, the Company satisfies its obligations hereunder by issuance of preferred stock pursuant to Section 10, below, then references to "Shares" shall include reference to such Preferred Stock.)

          1.     Exercise of Warrants.

       (a) The exercise of any Warrants represented by this Certificate is subject to the conditions set forth below in
Section 4, "Compliance with Securities Laws."

       (b) Subject to compliance with all of the conditions set forth herein, the Holder shall have the right to purchase from the Company the number of Shares which the Holder may at the time be entitled to purchase pursuant hereto, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment to the Company of the Purchase Price; provided, that if the date of such purchase is not a day on which banking institutions in New York City are authorized or obligated to do business (a "Business Day"), then such purchase shall take place before 5:00 p.m. New York time on the next following Business Day.

     (c) No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be null and void and all further rights in respect thereof under this Certificate shall thereupon cease.

    (d)     Payment of the Purchase Price shall be made in United
States dollars in cash, by wire transfer or by certified check or banker's draft payable to the order of the Company, or any combination of the foregoing.

    (e) The Warrants represented by this Certificate are exercisable at the option of the Holder, in whole or in part (but not as to fractional Shares). Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the Holder a new certificate of like tenor representing the number of unexercised Warrants.

    (f) Subject to compliance with all of the conditions set forth herein, upon surrender of this Certificate to the Company at its principal office, together with the form of election to purchase attached hereto duly completed and signed, and upon payment of the Purchase Price, the Company shall cause to be delivered promptly to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Shares purchased upon the exercise of the Warrants.

     2. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares and shall not be required to issue scrip in lieu of fractional interests. Instead of any such fractional interest that would otherwise be issuable to such Holder, the Company shall repurchase such fractional interest in cash in an amount equal to such fractional interest of the closing bid price for the Common Stock on The American Stock Exchange, Inc. or any other principal stock exchange or in the over-the-counter market or other securities market in which the Common Stock is then trading on the date of determination (the "Market Price per Share"); provided, however, the Company shall not be required to pay any Holder any amount in respect of such fractional interest which is less than $1.00.

     3. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder, and until payment of such transfer taxes, if any, the Company shall not be required to issue such Shares.

          4.        Compliance with Securities Laws.

   (a) The issuance of the Warrants and the Shares issuable pursuant thereto (the Warrants and such Shares being referred to collectively as the "Securities") to the Holder has not been, and, except as hereinafter set forth in Section 9, will not be, registered under the Securities Act or any other domestic or foreign securities or blue sky laws (the Securities Act and any such other applicable securities or blue sky laws are hereinafter collectively referred to herein as the "Securities Laws") in reliance upon exemptions from the registration requirements thereof; the Holder is acquiring the Securities solely for its own account for investment and not with a view to, or for offer or resale in connection with, a distribution thereof in violation of any Securities Laws. The Securities shall be held by the Holder unless the sale or transfer thereof is subsequently registered under applicable Securities Laws or an exemption from such registration is available at the time of the proposed sale or transfer thereof. Except as hereinafter set forth in Section 9, the Company shall be under no obligation to file a registration statement under the Securities Act covering the sale or transfer of the Securities or otherwise to register the Securities for sale under applicable Securities Laws.

  (b) Prior to any sale, transfer or other disposition of any of the Securities (so long as they have not been registered under the Securities Act as contemplated in Section 9 hereof or are not otherwise freely transferable under the Securities Laws), the Holder shall give at least three business days prior written notice to the Company of its intention to effect such sale, transfer or other disposition and to comply in all other respects with this Section 4(b). Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinions required herein, and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably acceptable to the Company (which shall include Holder's in-house counsel), addressed to the Company and satisfactory in form and substance to the Company, stating that, in the opinion of such counsel, such transfer will be a transaction exempt from registration under the Securities Laws and that all necessary consents, approvals or authorizations to such transfer have been obtained. Assuming the receipt by the Company of such satisfactory opinion, the Holder shall thereupon be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate or other document issued representing the Securities shall bear an appropriate legend suitably conformed, unless, in the opinion of the respective counsel for the Holder and the Company, such legend is not required in order to aid in assuring compliance with applicable Securities Laws.

    (c) The Holder shall not sell any Shares included in a Registration Statement (as defined in Section 9) filed by the Company and declared effective by the Securities and Exchange Commission during the period from the date it receives notice of the filing of any such Registration Statement by the Company through the 90th day after the effective date of such Registration Statement, to the public pursuant to Rules 144 or 144A under the Securities Act or otherwise, without the prior receipt of the written consent of the Company; provided, however, that such restriction shall not be applicable to the Holder unless the Registration Statement relates to an underwritten public offering of the Company's securities; provided, further, the Holder shall be bound by the terms of this paragraph in connection with no more than one registration statement in any six month period.

     (d) In addition to any specific restrictive legends that may be required by applicable Securities Laws or agreements to which the Holder may be a party, the Holder shall be bound by a restrictive legend which may be placed on the certificates representing the Securities. The Company may place and instruct any transfer agent for the Securities to place a stop transfer notation in the stock records in respect of the certificates representing the Securities, provided that such securities may be transferred upon compliance with the provisions of this Section 4 and Section 5 below.

          5.        Transfer of Warrants.

     (a) The Warrants shall be transferable only on the books of the Company maintained at the Company's principal office upon delivery of this Certificate with the form of assignment attached hereto duly completed and signed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. The Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee by a commercial bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. Upon any registration of transfer, the Company shall deliver a new certificate or certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith.

    (b) Notwithstanding anything in this Certificate to the contrary, neither any of the Warrants nor any of the Shares issuable upon exercise of any of the Warrants shall be transferable, except upon compliance by the Holder with (i) the provisions of Sections 4 and 5 hereof, concerning such transfer as if the Holder were the initial Holder, and (ii) any applicable provisions of the Securities Act and any applicable state and foreign securities or blue sky laws. Any transfer not made in such compliance shall be null and void, and given no effect hereunder.

          6. Exchange and Replacement of Warrant Certificates; Loss or Mutilation of Warrant Certificates.

    (a) This Certificate is exchangeable without cost, upon the surrender hereof by the Holder at the principal office of the Company, for new certificates of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder at the time of such surrender.

    (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Certificate and, in case of such loss, theft or destruction, of indemnity and security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Certificate, if mutilated, the Company will make and deliver a new certificate of like tenor, in lieu thereof.

          7.        Initial Exercise Price; Adjustment of Number of Shares.

    (a) The Warrants initially are exercisable at the Initial Exercise Price per Share, subject to adjustment from time to time as provided herein. No adjustments will be made for cash dividends, if any, paid to shareholders of record prior to the date on which the Warrants are exercised.

    (b) The number of shares of Common Stock subject hereto and the Purchase Price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from the subdivision or consolidation of shares, or the payment of a stock dividend after the date hereof, or other decrease or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company; provided, however, that any Warrants to purchase fractional shares resulting from such adjustments shall be eliminated upon exercise of the Warrants as provided in Section 2 hereof.

    (c) If the Company shall at any time merge or consolidate with or into another corporation, the Holder shall thereafter receive, upon the exercise thereof, the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of such Warrant would have been entitled to receive upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this certificate shall thereafter be applicable, as nearly as may be reasonable, in relation to any securities or property thereafter deliverable upon the exercise of such Warrant. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes. In the event of the proposed dissolution, liquidation or reorganization of the Company, other than pursuant to a merger or consolidation as referred to above, this Warrant shall terminate as of a date to be fixed by the Board of Directors; provided that no less than 30 days' prior written notice of the date so fixed shall be given to the Holder, and the Holder shall have the right, during the period of thirty (30) days preceding such termination, to exercise its Warrants as to all or any part of the shares covered thereby, including shares as to which such Warrant would not otherwise be exercisable.

       (d) Irrespective of any adjustments or changes in the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 1(e) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

        (e)   No adjustment of the Purchase Price pursuant to this
Section 7 shall be made if the amount of said adjustment shall be less than $.05; provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $.05.

8. Required Notices to Warrant Holders. Nothing contained in this Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants or their exercise, any of the following events shall occur:

          (i) the Company shall issue any rights to subscribe for shares of Common Stock or any other securities of the Company to all of the shareholders of the Company; or

          (ii) a dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation, merger or statutory share exchange) or a sale of all or substantially all of its property, assets and business as an entirety shall be approved by the Company's Board of Directors; or

          (iii) there shall be any reclassification or a change in the kind of the outstanding shares of Common Stock into different securities (other than a change in the number of outstanding shares or a change in par value to no par value, or from no par value to par value) or consolidation, merger or statutory share exchange of the Company with another entity;

then, in any one or more of said events, the Company shall give written notice of such event on or before the date the Company gives notice to its shareholders of such event. Such notice shall specify the applicable record date or the date of closing the transfer books, as the case may be, if any. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the event.

          9.     Registration Rights.

    (a) Piggyback Registration. If, at any time during the five (5) years beginning on the initial issuance date of the Warrants represented by this Certificate, the Company proposes to prepare and file any new registration statement under the Securities Act covering the public sale of Common Stock of the Company for cash (in any case, other than in connection with an employee benefit plan, a dividend reinvestment plan or pursuant to a registration statement on Forms S-4 or S-8 or any successor form) (collectively, a "Registration Statement"), it will give written notice by certified or registered mail, at least thirty
(30) days prior to the filing of each such Registration Statement, to the Holder of its intention to do so. If the Holder notifies the Company within fifteen (15) days after receipt of any such notice of such Holder's desire to include in such proposed Registration Statement any shares of Common Stock
(i) issued or issuable to the Holder upon exercise of the Holder's Warrants, and (ii) that are owned by the Holder (the "Registrable Shares") (which notice shall specify the number of Registrable Shares owned by the Holder and the number intended to be disposed of by the Holder), the Company shall use reasonable efforts to include, to the extent possible, in such Registration Statement the number of Registrable Shares which the Company has been so requested to register by the Holder, at the Company's sole cost and expense and at no cost or expense to the Holder, except that the Holder shall pay (i) all underwriters' broker-dealers', placement agents' and similar selling discounts, commissions and fees relating to the Holder's Registrable Shares,
(ii) all registration and filing fees imposed under the Securities Act, by any stock exchange or under applicable state securities or blue sky laws based on the Holder's Registrable Shares, (iii) all transfer, franchise, capital stock and other taxes, if any applicable to the Holder's Registrable Shares, and
(iv) the costs and expenses of legal counsel, accountants or other advisors retained by the Holder in excess of $15,000 (collectively, the "Holder's Expenses"), provided that;

               (i) anything in this Section 9 to the contrary notwithstanding, if the Company's securities so registered for sale are to be distributed in an underwritten offering and the managing underwriter shall advise the Company that, in its opinion, the amount of securities to be offered should be limited in order to assure a successful offering, the amount of Registrable Shares to be included in such Registration Statement shall be so limited and shall be allocated among the persons selling such securities in the following order of priority: (A) first to be registered will be the securities the Company proposes to sell, (B) next to be registered will be the securities subject to any demand registration rights granted by the Company, (C) next to be registered will be securities subject to any piggyback registration rights granted by the Company before the initial issuance date of the Warrants, and (D) next to be registered will be the Registrable Shares and any other shares of Common Stock subject to similar piggyback registration rights granted by the Company in proportion, as nearly as practicable, to the number of shares of Common Stock desired and eligible to be sold by each holder of such shares of Common Stock; and

               (ii) anything in this Section 9 to the contrary notwithstanding, the Company shall not be required to include any of the Holder's Registrable Shares in a registration statement if in the written opinion of legal counsel to the Company upon which Holder is authorized to rely the securities for which registration is requested may be sold publicly without limitation or restriction without registration under the Securities Act; and

               (iii) if the securities or blue sky laws of any jurisdiction in which the securities so registered are proposed to be offered would require the Holder's payment of greater registration expenses than those otherwise required by this
          Section 9 and if the Company shall determine, in good faith, that the offering of such securities in such jurisdiction is necessary for the successful consummation of the registered offering, then the Holder shall either agree to pay the portion of the registration expenses required by the securities or blue sky laws of such jurisdiction to be paid by the Holder or withdraw its request for inclusion of its Registrable Shares in such registration; and

               (iv) notwithstanding the provisions of this Section 9(a), the Company shall have the right at any time and for any reason or for no reason after it shall have given written notice pursuant to this paragraph (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof and, thereupon, shall be relieved from its obligation to proceed with such registration.

               If a Holder's Registrable Shares are included in a Registration Statement, the Holder shall furnish the Company in writing with such appropriate documents and agreements, including, without limitation, indemnification and contribution agreements, as well as such appropriate information in connection with the sale of such Shares, including, without limitation, information about the Holder, the Registrable Shares and the Holder's plan of distribution thereof, and other securities of the Company owned by the Holder, as the Company shall reasonably request or as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. In addition, if the offering is underwritten, the Company shall have the exclusive right to select the underwriter. The Holder shall execute and deliver all documents reasonably requested by the Company and/or such underwriter and any other documents customary in similar offerings, including, without limitation, underwriting agreements, custody agreements, powers of attorney, indemnification agreements, and agreements restricting other sales of securities.

               The rights and obligations under Sections 9(a) and
(b) shall terminate at the earlier of (i) five (5) years after the initial issuance date of the Warrants, or (ii) the date all of the Holder's Registrable Shares have been transferred by the Holder, except for transfers in accordance with Section 5(b) above.

               (a) Covenants of the Company with Respect to Registration. The Company covenants and agrees as follows:

               (i) The Company shall pay all costs, fees and expenses in connection with all Registration Statements filed pursuant to paragraph (a) above, including, without limitation, the Company's legal and accounting fees, printing expenses, filing fees and other expenses, except that the Holder shall pay all of the Holder's Expenses (as defined in paragraph (a)).

               (ii) The Company will use its reasonable efforts to qualify or register the Registrable Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states of the United States as are reasonably appropriate to the offering; provided, however, that the Company shall not be required to (A) qualify or register the Registrable Shares in any jurisdiction in which the Company would be required to qualify as a broker or dealer in securities under the securities or blue sky laws of such jurisdictions, (B) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not already so qualified, (C) subject itself to taxation in any such jurisdiction, or (D) consent to general service of process in any such jurisdiction.

               10.     Reservation and Listing of Securities.

           (a) Subject to the following provisos, the Company covenants and agrees that at all times during the period the Warrants are exercisable, the Company shall reserve and keep available, free from preemptive rights, out of its authorized and unissued shares of Common Stock or out of its authorized and issued shares of Common Stock held in its treasury, solely for the purpose of issuance upon exercise of the Warrants, such number of Shares as shall be issuable upon the exercise of the Warrants; provided, however, that as of the date hereof, the Company does not have a sufficient number of shares of Common Stock authorized to permit the exercise of the Warrants; provided, further, that the Company shall use its best efforts to cause the number of its authorized shares of Common Stock to be sufficiently increased at the next annual meeting of the Company's stockholders (the "AMS"), to permit the exercise of the Warrants. If the increase of the number of authorized shares of Common Stock available for reservation hereunder is not approved by the shareholders of the Company and the Company does not otherwise have sufficient authorized but unissued shares of Common Stock available to permit exercise of some or all of the Warrants tendered for exercise, then Warrants shall be exercised for Common Stock to the extent that Common Stock is available therefor, and the balance of the tendered Warrants shall be exercised by the purchase of a new class of Preferred Stock (the "New Preferred") of the Company with a liquidation preference of $100 per share. The New Preferred will have the same terms and conditions as the Company's existing Series E Preferred Stock, except that no Common Stock shall be required to be reserved for issuance upon conversion of the New Preferred. The New Preferred to be purchased upon the exercise of Warrants shall be based on the following formula:

                           N = (W x P)  100

       where "N" equals the number of shares of New Preferred to be issued; "W" equals the number of Warrant to be exercised by purchase of New Preferred; and "P" equals the closing bid price, on a per share basis, on the American Stock Exchange for the Company's Common Stock on the day the Company received written notice of exercise of the Warrants. Until a sufficient number of Shares of Common Stock has been reserved for exercise of all of the Warrants, the Company shall keep reserved a sufficient number of shares of its New Preferred to satisfy its obligations under this Section. Within 30 days of the date hereof, the Company shall file a certificate of designation creating the New Preferred and shall reserve 50,000 shares of its New Preferred for issuance hereunder.

     (b) The Company covenants and agrees that, upon exercise of the Warrants in accordance with their terms and payment of the Purchase Price, all Shares issued or sold upon such exercise shall not be subject to the preemptive rights of any shareholder and when issued and delivered in accordance with the terms of the Warrants shall be duly and validly issued, fully paid and non-assessable, and the Holder shall receive good and valid record title to such Shares free and clear from any adverse claim (as defined in the applicable Uniform Commercial Code), except such as have been created by the Holder.

                11. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.

       12. Registered Holder. The Company may deem and treat the registered Holder hereof as the absolute owner of this Certificate and the Warrants represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                13. Manner of Notices. All notices and other communications from the Company to the Holders of the Warrants represented by this Certificate shall be in writing and shall be deemed to have been duly given if and when personally delivered, two (2) business days after being sent by overnight courier or ten (10) days after mailed by certified, registered or international recorded mail, postage prepaid and return receipt requested, or when transmitted by telefax, telex or telegraph and confirmed by sending a similar mailed writing, if to the Holder, to the last address of such Holder as it shall appear on the books of the Company maintained at the Company's principal office or to such other address as the Holder may have specified to the Company in writing.

         14.     Headings.  The headings contained herein are for
convenience  of  reference  only  and  are  not  part   of   this
Certificate.

           15.      Governing  Law.   This Certificate  shall  be
deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by, and construed in accordance with, the laws of said state, without regard to the conflict of laws provisions thereof.

           IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed by its duly authorized officers.


Dated:  April 10, 1997

                              XCL LTD.




By:__________________________________
Name:________________________________
Title:_______________________________



Attest:


___________________________
Secretary/Assistant Secretary